                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan of P.F. Chang's China Bistro, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements of P.F. Chang's China Bistro, Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2001, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young, LLP

Phoenix, Arizona
August 21, 2002